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                                                                 Exhibit 10.40
                       Confidential Treatment Requested


                                    AGREEMENT

AGREEMENT ("Agreement"), effective as of January 1, 2001, by and between Bristol-Myers Squibb Company, a corporation organized under the laws of the State of Delaware ("BMS"), and Boron, LePore & Associates, Inc., a corporation organized under the laws of the State of Delaware ("BLP").

WHEREAS, BMS is engaged in the development, manufacture, distribution and sale of pharmaceutical products:

WHEREAS, BLP is engaged in providing management, logistical coordination and other services to third parties; and

WHEREAS, the parties desire that BLP provide management and logistical coordination services to BMS in accordance with the terms and conditions hereinafter specified.

NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1 Definitions. When used in this Agreement, the following terms shall, except where the context otherwise requires. have the meanings identified below:

        a. "Actual Event Mix" shall mean the percentage volume of Event Type(s) within the overall volume of Programs that have occurred.

        b. "Affiliate" means any corporate or non-corporate business entity, which controls, is


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                controlled by, or is under common control with another party.
                Control means the ownership of at least fifty percent (50%) of the voting stock of the other entity or the possession of the power to direct or cause the direction of the management and policies of such other entity.

        c. "BLP Secured Speaker Event" shall mean a speaker Program for which BLP performs Speaker Set-Up as defined below.

        d. "BMS Management" shall mean a BMS employee with a manager level or above job title.

        e.      "BMS Key Vendor Contact" shall mean the individuals listed on
                Schedule 10 or as amended.

        f. "BMS Secured Speaker Event" shall mean any speaking event for which BMS performs Speaker Set-Up, as defined below.

        g. "Business Days" shall mean weekdays, Monday through Friday, excluding federal holidays.

        h. "Check-Only Event" shall mean fellowship grants; other unrestricted educational grants; preceptorships; displays and exhibits; and interactive training sessions which do not require catering and are held in physician offices.

        i. "DBM" means a BMS employee with the job title of District Business Manager.

        j. "Data Services" means the provision by BLP to BMS of the services set forth in Schedule 4.

        k. "Event" means any medical education activity for which Services are provided by BLP


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                hereunder.

        l. "Event Type" shall mean one of four (4) categories of Events, namely Check-Only, Non-Speaker, BMS Secured Speaker Event and BLP Secured Speaker Event.

        m. "LAMPS" shall mean a proprietary system of applications and databases designed by BLP to support the management and logistics of its various meeting planning businesses, and employed by BLP in support of Program Services provided to BMS hereunder.

        n. "Management Fee" shall mean the annual management fee (fixed and variable), comprised of a service fee and technology fee, payable to BLP by BMS in consideration for the performance of the Program Services, Data Services and Report Services during a calendar year and product and infrastructure development for such Program Services, Data Services and Report Services.

        o. "Master Schedule Web Site" shall mean the calendar tool for reviewing scheduled meetings and key statistics regarding speakers, attendees, etc.

        p. "Med Ed Approver" shall mean an electronic interface between BLP and the BMS DBMs to facilitate the DBM's review and subsequent approval or rejection of a proposed program.

        q. "Meeting" shall mean a meeting for which Services are provided by BLP hereunder.

        r. "Non-Speaker Events" shall mean district advisory boards; educational forums; and interactive training sessions that require or include catering or are held in an outside venue.

        s. "Optional Services" shall mean other negotiated services, including, but not limited to


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                those specified with a fee set forth in Schedule 2 BMS may request BLP to perform, in addition to the Program Services covered under the Management Fee.

        t. "Pass-Through Expenses" shall mean those third party expenses specified in Schedule 1, incurred by BLP on behalf of BMS according to the procedures set forth therein, paid by BLP and passed through by BLP for payment on a net basis to BMS as provided in Schedule 6.

        u. "Projected Event Mix" shall mean the percentage volume of an Event Type(s) within the overall volume of Programs that are projected to occur.

        v. "Products" shall mean all present and any new products within BMS U.S. Medicines, excluding those products promoted by the Bristol-Myers Squibb Oncology and Immunology (BMSOI) sales forces.

        w.      "Program" shall include any meeting or any other event listed in
                Schedule 1 for which BMS requests Program Services of BLP for the BMS field sales force.

        x. "Program Services" means the services described in Schedule 1, subject to the performance standards set forth therein, to be provided by BLP to BMS in connection with Programs during the term of this Agreement.

        y. "Program Set-up" means the process undertaken by a party to this Agreement in securing a commitment from a speaker and venue for a Program.

        z. "Quality Assurance Phone Line" means a dedicated toll free phone number established, operated and attended by BLP personnel, during regular business hours, available to all BMS personnel, for the purpose of accepting, logging, and responding to calls for complaints and other issues related to BLP's performance of Program Services.


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        aa.     "RSA" shall mean a BLP employee or agent designated as Regional
                Service Associate.

        bb. "Reports" shall mean the summaries of information and data to be provided as set forth in Schedule 3.

        cc. "Report Services" shall mean the provision by BLP of the Reports in connection with the Services as set forth in Schedule 3.

        dd. "Requestor" means any BMS field sales representative, authorized BMS employee, or BMS contracted sales organization that contacts BLP for the purpose of requesting Program Services and who will be the primary contact for BMS for the delivery of such Services.

        ee. "Schedule" shall mean the schedules annexed hereto and incorporated into the Agreement by reference hereto.

        ff. "Scorecard" shall mean a report containing key activity, performance, and field survey measures as set forth on Exhibit 3, attached hereto and hereby made a part hereof.

        gg. "Services" shall mean Program Services, Data Services, Report Services and Optional Services.

        hh. "Speaker Set-up" means the process undertaken by a party to this Agreement in securing a commitment from the requested speaker to provide services at a Program and execution of a consulting agreement by speaker.

        ii. "Venue Set-up" means the process undertaken by BLP in securing reservations at a hosting site, including, without limitation, restaurants, resorts and hotels, for the purpose of conducting a Program.


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                                   ARTICLE II

                                    SERVICES

II.1 BLP shall provide to BMS the Program Services set forth in Schedule 1, subject to the performance standards therein and in Article III. In addition, BMS may, at its sole option, request BLP to perform certain Optional Services set forth on Schedule 2. Any Optional Service not specifically set forth with a set fee in Schedule 2 must be submitted for prior written approval by the appropriate BLP employees to the appropriate BMS Key Vendor Contact, who will respond within seven (7) days. Schedules 1 and 2 shall be reviewed periodically and, if appropriate, amended in writing as agreed to by the parties.

II.2    BLP will provide to BMS the Program Report Services set forth in
        Schedule 3 and the Data Services set forth in Schedule 4. Schedule 3 and
        Schedule 4 shall be reviewed periodically and, if appropriate, amended in writing as agreed to by the parties. Any ad hoc special reports requested by any BMS employee must be approved by the appropriate BMS Key Vendor Contact prior to the onset of programming activities.

II.3 In connection with the performance of the Services hereunder, BLP shall maintain and make available for BMS to review upon reasonable notice telephone load records for the 1-888-295-REPS line and records of issues raised by phone, associated with any Program.

II.4 In connection with the performance of the Services hereunder, BLP shall continue to permit and provide BMS access to LAMPS for the purpose of accessing reports and event data.

II.5 BLP shall use all commercially reasonable efforts to secure third party goods and services at the most advantageous rates, terms and conditions available in providing the Services and shall follow all BMS expense management procedures set forth herein. BLP shall provide written evidence to that effect when requested by BMS. BMS reserves the right


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        to require BLP to utilize a BMS preferred vendor for any items that are considered Pass-Through Expenses.

II.6 In the event BMS requests a change in the scope of any Services to be performed under this Agreement by BLP, BMS and BLP shall meet to determine the feasibility of incorporating and implementing such change. In the event the parties mutually determine that the implementation of such a change in Services is feasible, the parties shall revise all Schedules affected by the change, including, without limitation, fees related to the change. All such revised Schedules shall, once agreed to by both parties, be incorporated herein and shall replace the then current Schedules.

                                   ARTICLE III

                             PROFESSIONAL STANDARDS

III.1 BLP represents that it has facilities, personnel, experience and expertise sufficient in quality and quantity to design, prepare, implement and perform the Services requested by BMS hereunder and agrees that it will design, prepare, implement and perform the Services in a manner commensurate with professional standards generally applicable to its industry.

III.2 All printed materials of a non-administrative nature to be distributed by BLP to physicians which were not provided by BMS Management must be reviewed and approved by the BMS Legal Department prior to any such distribution.

III.3 BMS and BLP agree that each of their ability to perform certain of the Services in accordance with the timing set forth in Schedule I and in the attached Scorecard is dependant upon the other's performance of its obligations under this Agreement, including (a) BMS responding to BLP within the time frames set forth in Schedule 1, (b) BMS providing optimal planning time for Program Services set forth in Schedule 1, and
        (c) maintenance of a two-way e-mail capability between BLP and BMS's field sales forces.


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                                   ARTICLE IV

                     BLP PERFORMANCE AND PERFORMANCE REVIEW

IV.1    BMS and BLP agree to participate in periodic meetings as described in
        Schedule 10 hereto for the purpose of monitoring and evaluating the parties' respective performance with respect to their obligations hereunder and, to discuss Program effectiveness and issues of strategic importance.

IV.2 The performance of both BLP and BMS shall be rated by key metrics as reported on the Scorecard as shown in Schedule 11. In addition, BMS may request upon a minimum of sixty (60) days advance notice to BLP, that BLP perform satisfaction surveys of any BMS field sales force and/or speakers. (Rating system to be mutually agreed upon at initial meeting.)

IV.3 In the event BLP fails to meet the service specifications set forth on the Scorecard in any calendar month by more than ten percent (10%) of the key metrics set forth in Schedule 11 and Exhibit 3 for reasons other than BMS' failure to perform its obligations hereunder, BLP shall, at its sole expense, take the steps necessary to avoid similar future deficient performance; provided, however, that the terms of this Section
        IV.3 with respect to the Scorecard shall not become effective until July 1, 2001.

                                    ARTICLE V

                                  COMPENSATION

V.1 In consideration for the performance of the Program Services, Report Services and Data Services, BMS agrees to pay to BLP fees in accordance with the terms of Schedule 6 attached hereto, which shall include performance of Services for a minimum of 12,500 events in calendar year 2001. The fees for calendar year 2002 and 2003 will be negotiated between the parties as provided in Article XII. As part of the negotiations referred to in


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        the foregoing sentence, BMS and BLP shall negotiate the minimum number of events to be supported in consideration for the fees. In the event BMS shall request any significant changes in the concept, specifications or scope of the Services described in Schedule 1 hereto during the term of this Agreement, BLP and BMS shall negotiate the costs of such revisions, if any, and BLP will not proceed with implementing any such changes before the parties enter into a written agreement amending the Agreement and the appropriate Schedules hereto to reflect such changes.

V.2 In order to facilitate the fulfilling, ordering and billing of Services, BLP agrees to promptly pay all Pass-Through Expenses to the applicable third parties in accordance with the BMS normal payment terms. BMS shall only reimburse BLP for those third-party expenses specifically identified as Pass-Through Expenses in the Category of Services chart contained in Schedule 1 and those third-party expenses incurred in providing pre-approved Optional Services. Reimbursement shall be on a net basis (without commission) and paid as set forth in Schedule 6. BLP will provide such documentation in support of all billings as BMS may reasonably require. Notwithstanding the terms of Article V.6 below, BMS and BLP mutually agree to meet semiannually to discuss any disputes relating to Pass-Through Expenses.

V.3 In connection with Optional Services, if any, performed by BLP as requested by BMS and approved by a Key Vendor Contact as set forth in
        Schedule 2, BLP shall bill BMS, and BMS shall pay BLP, in accordance with the terms set forth on Schedule 6 hereto.

V.4 During each calendar year of this Agreement, BMS shall be entitled to cancel, without charge or incurring any additional costs, up to 2,700 events; provided, however, that the BMS requester has issued a written cancellation notice to BLP no less than two (2) weeks prior to the scheduled event date and Check-Only Events are not included. In the event BMS cancels an event within the two (2) week period prior to the scheduled event date, BMS shall pay to BLP forty percent (40%) of the Management Fee associated with such cancelled event. For all cancellations in a calendar year in excess of the 2,700 events


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        referenced in above, BMS shall pay to BLP one hundred percent (100%) of the Management Fee associated with such cancelled event. Notwithstanding anything to the contrary contained herein, in the event of the cancellation of any Program by BMS for reasons related to the performance of BLP hereunder, such cancelled Programs shall not be considered as part of the 2,700 events referred to above nor shall BMS be obligated to make any payment of a Management Fee or any portion thereof as contemplated by this Article. Notwithstanding anything to the contrary contained herein, in the event of the cancellation of any Program by BMS, for any reason other than gross negligence in the Program Services and Program Set-up by BLP, BMS will pay (a) all Pass-Through Expenses actually incurred by BLP through the date of cancellation related to the cancelled Meeting, (b) the agreed upon price for all Optional Services actually provided or related third party expenses incurred by BLP related thereto, and (c) the actual costs reasonably incurred in the cancellation of the Program, each in the same manner as provided in this Article, to the extent applicable.

        V.4.1 In the event BMS postpones an event within the two (2) week period prior to the scheduled event date, BMS shall pay to BLP forty percent (40%) of the Management Fee associated with such postponed event.

        V.4.2 In the event BMS submits a request for Program Services after the date of the Program, BMS shall pay to BLP one hundred percent (100%) of the Management Fee that would have been applicable thereto had BLP actually performed all Program Services.

V.5 All invoices for Pass-Through Expenses and Optional Services shall be due and payable by BMS as set forth in Schedule 6, on a net cash basis, within fifty (50) days of receipt of said acceptable invoice by the BMS.

V.6 In the event of any dispute (or series of related disputes) relating to any portion of the Management Fee or Pass-Through Expenses that BLP claims is payable by BMS and


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        where the disputed amount equals or exceeds $100,000, (a) BMS shall provide BLP with five (5) days prior written notice of its intent to trigger this Section V.6, which notice shall automatically commence the dispute resolution process set forth in Article XIV, and (b) BMS may, in lieu of paying the disputed amount to BLP pending the resolution of the dispute, deliver 50% of the full disputed amount to any New York clearing house bank as escrow agent to hold such funds on terms reasonably acceptable to both parties pending the resolution of the dispute. Any interest on funds held in such escrow shall be paid to the person to whom (or to the persons to whom and in the same proportion as) the principal is paid.

                                   ARTICLE VI

                                  STATUS OF BLP

VI.1 BLP Independent Contractor. BLP is being retained and shall perform its obligations hereunder strictly as an independent contractor. Agents, representatives and other employees of BLP performing services hereunder shall not be, and shall not be considered to be, employees of BMS for any purpose. Nothing in this Agreement shall be deemed to authorize BLP to act for, represent, or bind BMS or any of its Affiliates other than as specifically provided by this Agreement. BLP acknowledges and agrees that any worker it furnishes to perform Services for BMS under this Agreement (the "BLP Employee") is an employee of BLP and is not an employee of BMS. BLP acknowledges and agrees that all matters of compensation and benefits (including without limitation, pension plans, profit sharing plans, life insurance plans, medical plans, cafeteria plans, disability plans, severance plans, vacation or sickness arrangements, bonus or stock option arrangements, or any other compensation or incentive compensation arrangements) of any nature whatsoever for the BLP Employee is solely a matter between BLP and the BLP Employee. BLP acknowledges and agrees that it will withhold and submit to the applicable governmental authorities all applicable taxes from the BLP Employee's paychecks. BLP agrees to indemnify and hold harmless BMS for any and all costs, damages and losses that BMS may incur resulting from (i) any claims for benefits that the BLP Employee makes under any


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        employee benefit plans or compensation arrangements that BMS makes available to its employees, and (ii) any claims for taxes, penalties and interest made by any governmental authority arising out of any payments that BLP makes to the BLP Employee.

VI.2 No Joint Venture. Nothing contained in this Agreement shall be construed as making the parties joint venturers or, except as otherwise provided herein, as granting to either party the authority to bind or contract any obligations in the name of or on the account of the other party or to make any guarantees or warranties on behalf of the other party.

VI.3 No Conflict. BLP represents and warrants that its activities on behalf of BMS hereunder are not in conflict with any other contractual obligations.

                                   ARTICLE VII

                         DEDICATED STAFFING OBLIGATIONS

VII.1 During the term of this Agreement, BLP will provide and maintain staffing dedicated to provide Services to BMS exclusively, in accordance with the terms set forth on Schedule 8. All BLP employees providing Services to BMS will provide those Services at a location separate and apart from BLP employees providing services to other third parties. BLP will maintain different personnel for BMS and other competitive third parties and will not direct or permit BLP employees who have provided any Services to BMS to provide similar services for another competitive third party without prior written approval by BMS which shall not be unreasonably withheld. BMS agrees to respond to such requests within five (5) days of receipt. The number of people and the related quarterly salaries, wages, bonus and fringe benefits for each position type will be reported quarterly in the form of Exhibit 1 as referenced in Schedule
        9. Performance criteria have been established for the RSA and EC positions and are set forth on the Scorecard and in Schedule 1. These criteria are monitored and reviewed by BLP management on a monthly basis. Special bonuses will be paid no less than annually to RSAs and ECs based upon their respective performances. Additionally ongoing monetary awards are given to RSAs and ECs throughout an annual


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        period based upon various criteria including performance levels relative to benchmarks and feedback on performance from representatives and/or physicians.

                                  ARTICLE VIII

                         OWNERSHIP/TRADEMARKS/COPYRIGHT

VIII.1 Intellectual Property/Ownership. Any and all concepts, suggestions, creative ideas, reports, speeches, slides, plans, documents, information, data, computer programs and databases, drawings, reports, mock-ups, or other works designed, compiled, developed or created by BLP for BMS in connection with this Agreement or resulting in whole or in part from Services provided under this Agreement ("Intellectual Property"), shall be the sole and exclusive property of BMS. BMS shall have the full and free right to use any and all Intellectual Property wherever and whenever it chooses, in any way it deems necessary or advisable, without any payment of any compensation to BLP. This Agreement shall be deemed a transfer of copyright of any copyrightable subject matter created by BLP. BLP shall execute any and all documents necessary to demonstrate or perfect such transfer. BLP shall not at any time, in any manner, during or after this Agreement, under any circumstances, be entitled to or claim any right, title or interest herein or any commission, fee or other direct or indirect benefit from BMS or BMS's parent, subsidiary or affiliate companies, in respect of such Intellectual Property created by BLP hereunder. BLP agrees to execute or cause its agents and/or employees to execute any documents necessary or desirable to secure or perfect BMS's legal rights and worldwide ownership in such Intellectual Property, including, but not limited to documents relating to patent, trademark and copyright applications.

VIII.2 Intellectual Property: BLP Duties. BLP shall not adopt, suggest, or recommend the use of any Intellectual Property of which BLP has actual knowledge or reason to know is identical, nearly identical to, or confusingly similar to that owned by or being used by a third party.


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                                   ARTICLE IX

                                    RELEASES

IX.1 Any materials furnished hereunder which have not been created for BMS and are subject to the rights of third parties shall be specifically identified to BMS in writing. BLP shall obtain (and deliver upon request to BMS) releases for all names, photographs, illustrations, testimonials, and any and all other materials used in works which BLP prepares or uses. All such releases shall run to BMS, its agents and employees where appropriate and customary. Except for works that have been secured by permission, BLP warrants and covenants that all works provided by BLP shall be original and shall not infringe any copyright or violate any rights of any persons or entities whatsoever, except that BLP shall not be responsible for any claim arising solely from BLP's adherence to BMS's written instructions or directions which do not involve items of BLP's origin, design or selection.

                                    ARTICLE X

                                    INSURANCE

X.1 Insurance. BLP will at all times during the Term of this Agreement maintain appropriate insurance coverage with responsible carriers. BLP shall provide BMS proof of such coverage upon written request.

X.2 Required Coverage. BLP shall maintain general liability insurance coverage that includes property damage and personal injury components. Such insurance coverage, at a minimum, shall include the following types and amounts:

        a. Workers compensation and employers liability meeting the statutory minimum in the states in which Program Services are to be performed by BLP employees;

        b. Commercial general liability insurance including premises and operations coverage


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                with limits of not less than $1,000,000 per occurrence and
                $2,000,000 per accident; and,

        c. Property damage liability insurance with limits of not less than $500,000 per occurrence and $500,000 per accident.

X.3 In the event a policy required by this Agreement is canceled or reduced to a level below the minimum liability limits prescribed hereinabove, BLP shall give BMS fifteen (15) days prior written notice of such termination or reduction. In that event, BMS shall have the right to terminate this Agreement if BLP is unable to secure the necessary coverage within fifteen (15) days of such notice.

                                   ARTICLE XI

                            CONFIDENTIAL INFORMATION

XI.1 BLP acknowledges and agrees that it may have access to, or become acquainted with, Confidential Information of BMS while providing Services. For the purposes of this Agreement, "Confidential Information" shall include all information relating to BMS's past, present and future sales and marketing information which is revealed to BLP as a result of entering into or performing its obligations under this Agreement, including but not limited to, any and all information related to the Products, Program Services, Data Services, Report Services or Optional Program Services. Confidential Information shall not include any information that:

        a. was known to BLP prior to the date of this Agreement, as evidenced by its written records;

        b. was lawfully obtained by BLP from a third party without any obligation of confidentiality;


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        c.      is or becomes part of the public domain except by breach of this
                Agreement;

        d. is possessed or developed by BLP independently and apart from this Agreement; or

        e. is requited to be disclosed pursuant to any statutory, regulatory or judicial requirement or other legal compulsion. In the event BLP is compelled to disclose Confidential Information as contemplated herein, BLP will provide advance written notice to BMS prior to making such disclosure, shall inform the receiving party of the confidentiality requirements of this Agreement prior to disclosing any such Confidential Information, and limit any such disclosure to the scope required by the statutory, regulatory, judicial or other legal compulsion.

XI.2 For a period of five (5) years from the expiration or termination of this Agreement, BLP shall keep all Confidential Information in confidence and use the Confidential Information only in connection with the performance of its obligations hereunder and for no other purpose, and shall not disclose or otherwise make available, directly or indirectly, any item of Confidential Information to anyone other than BLP employees and agents of BLP who need to know the same in the performance of the Program Services. BLP will require all its employees and/or agents having access to BMS Confidential Information to treat such Confidential Information in the same manner as they treat BLP Confidential Information and shall take all such necessary and reasonable precautions to prevent unauthorized disclosure of such Confidential Information by employees or agents. BLP shall not duplicate any material containing Confidential Information, except in the direct performance of the Services under this Agreement. Upon request of BMS, BLP shall return or destroy as requested all Confidential Information in its or its agents' possession within sixty (60) days following the expiration or termination of this Agreement.

XI.3 The parties acknowledge that the unauthorized use or disclosure of Confidential Information by either party's employees or agents may give rise to irreparable injury and that such injury may not be adequately compensated by damages, and that, accordingly,


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        notwithstanding the Dispute Resolution process set forth in Article XIV, the parties may seek and obtain injunctive relief against the other party or any individual furnished Confidential Information by a party hereunder to prevent the breach or threatened breach of any promise made in this Agreement, in addition to any other legal remedies which may be available to each party. The rights of the parties stated in this paragraph shall remain in full force and effect after termination of this Agreement.

XI.4 To the extent BMS is provided access to or becomes acquainted with Confidential Information of BLP in connection with this Agreement, the foregoing provisions of this Article shall apply in a reciprocal manner to the Confidential Information of BLP and the related obligations of BMS. However, BMS's obligation herein to BLP is limited to Confidential Information specifically identified by BLP as confidential, and BLP must reduce to writing and provide to BMS marked as confidential a description of any Confidential Information disclosed to BMS up through the date of execution of this Agreement within thirty (30) days of said execution. Moreover, all subsequent disclosures of Confidential Information by BLP to BMS must be marked confidential or where oral or visual reduced to writing and provided to BMS within thirty (30) days of such disclosure.

XI.5 Any public announcements or similar publicity with respect to the existence and terms of this Agreement shall be limited to the text agreed on by the parties and set forth in Schedule 7. Any additional public announcement or disclosure relating to the Services provided hereunder shall be made only upon prior written approval by the parties. Nothing herein shall prevent either party from making such disclosures as may be required pursuant to any statutory, regulatory or judicial requirement or other legal compulsion provided, however, the disclosing party will provide advance written notice to the other party prior to making such disclosure and limit any such disclosure to the scope required by statutory, regulatory or legal compulsion. BMS acknowledges and agrees that BLP: (a) will be required to file this Agreement as a "material contract" with the U.S. Securities and Exchange Commission ("SEC"), and that BLP will request confidential treatment with respect to the Schedules to the Agreement and any other parts of the Agreement reasonably requested by BMS; and (b) may include in its filings, reports and discussions with the SEC, its stockholders and other persons information regarding the Agreement which is consistent with the disclosure set forth in Schedule 7 and information regarding revenues to BLP under the Agreement which are earned as specific services are provided. BMS agrees to consider in good faith any request by BLP for consent to include in such filings and reports other information regarding the Agreement reasonably requested by BLP.

                                   ARTICLE XII

                 TERM, FEE NEGOTIATION, RENEWAL AND TERMINATION

XII.1 Term. This Agreement shall be effective as of January 1, 2001, and shall continue in full force and effect until December 31, 2003, unless terminated earlier as set forth herein (the "Term").

XII.2 Fee, Event Negotiation and Agreement Renewal. The parties agree to enter into good faith negotiations on or about June 1, 2001, to reach agreement on the number of Programs that will be provided by BLP during the calendar year 2002 in consideration of the fees paid by BMS during 2002. Likewise, the parties agree to enter into good faith negotiations on or about June 1, 2002, to reach agreement on the number of Programs that will be provided by BLP during the calendar year 2003 in consideration of the fees paid by BMS during 2003. The parties further agree that if they are unable to arrive at mutually agreeable terms with respect to such Programs by September 30 of each respective year, this Agreement shall terminate on December 31, of the respective calendar year. The parties agree that, during each annual negotiation of the number of Programs referred to above, they may also enter into negotiations relating to fee adjustments arising from fluctuations in the Consumer Price Index ("CPI") or arising from benchmark or other similar data regarding services similar to those provided by BLP hereunder.

XII.3 Bankruptcy/Insolvency. Either party may terminate this Agreement by written notice upon the occurrence of the following: (a) the appointment of a receiver or trustee in respect of the property or assets of the other party in an involuntary case under the Federal Bankruptcy Code, as now continued or hereafter amended, or any other applicable federal or state insolvency or other similar law, and the receivership proceedings are not dismissed within sixty (60) days; or (b) the filing by the other party of a petition for relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state insolvency or similar law.

XII.4 Termination Upon Default. Either party may terminate this Agreement by written notice at any time if the other party defaults in a material manner in the performance of its obligations under this Agreement; provided, however, that the defaulting party shall have sixty (60) days after its receipt of such written notice to cure the default. If the defaulting party fails to cure the default within the foregoing time period, the other party may terminate this Agreement by written notice to the defaulting party, which notice shall be effective upon receipt.

XII.5   Termination by BMS. BMS may terminate this Agreement either:

        a. In the event the parties are unable to reach an agreement on the amount of the number of Programs that will be provided by BLP during the calendar year 2002 in consideration of the fees paid by BMS during 2002; or, the number of Programs that will be provided by BLP during the calendar year 2003 in consideration of the fees paid by BMS during 2003, in either case on or before September 30 of each respective calendar year, this Agreement will terminate effective December 31 of the applicable calendar year ("the December Termination Date"). BMS shall pay BLP, in accordance with the terms set forth in Schedule 6, Section I.C, an amount equal to:

                i. All fees applicable to prior months then unpaid, as well as the monthly fees applicable through the December Termination Date for up to the number of included Programs, plus any additional per event variable fees actually incurred by BLP as set forth in Section 6, provided however, that BLP continues to provide Services during that period;

                ii. All outstanding Pass-Through Expenses incurred up to the December Termination Date; PLUS

                iii. All outstanding costs associated with any Optional Services performed by BLP which remain unpaid through the December Termination Date.

        b. If BMS terminates this Agreement for any reason other than in accordance with the provisions of Articles XII.3, 4, 7, or
                Article XII.5.a, BMS shall pay BLP, in accordance with the terms set forth in Schedule 6, Section 1.C, an amount equal to:

                i. All monthly Management Fees applicable to prior months then unpaid, as well as the monthly Management Fees applicable through the effective date of termination ("Termination Date") at the applicable calendar year rate provided, however, that BLP continues to perform the Services during that period;

                ii. All outstanding Pass-Through Expenses incurred up to the effective date of termination; PLUS

                iii. All outstanding costs associated with any Optional Services performed by BLP which remain unpaid through the effective date of termination.

XII.6   Notice of Solicitation. BLP shall have a continuing obligation for a two
        (2) year period following the date of termination of this Agreement under Articles XII.3, 4, 5 and 7 to notify BMS at the address set forth in Article XVI.7 of any solicitation by BLP of BMS for business in advance of the execution of any agreement.

XII.7 Termination: Regulatory/Legal. In the event BMS reasonably determines in good faith that there are regulatory or legal issues related to any or all Products or Program Services, and BMS reasonably determines, in its sole discretion, that as a result of such issues, termination of such Program Services is advisable, BMS may terminate the specified Program Services upon written notice to BLP. Upon written notice of such termination, BLP shall immediately cease all work related to such Program Services as directed by BMS, and shall take all steps necessary to mitigate BMS's liability therefor. BLP shall be entitled to be paid for all authorized work in process, and BMS shall assume BLP's liability under and indemnify BLP with respect to all outstanding contracts made on BMS's behalf related to such terminated Program Services which BLP was unable to cancel. If BMS reasonably determines that only certain Program Services require termination, the parties agree to negotiate in good faith the amendment of the appropriate Schedules to reflect the termination of Program Services, any deletion of a BMS Product, and the appropriate adjustment of the Management Fee. Should BMS reasonably determine that all Program Services must be terminated, BMS shall pay BLP an amount equal to:

        a. All fees applicable to prior months then unpaid, as well as the monthly fees applicable through the December Termination Date for up to the number of included Programs, plus any additional per event variable fees actually incurred by BLP as set forth in
                Schedule 6, as well as an amount equal to two monthly Management Fees; PLUS

        b. All outstanding Pass-Through Expenses incurred up to the effective date of termination; PLUS

        c. All outstanding costs associated with any Optional Services performed by BLP which remain unpaid through the effective date of termination.

XII.8 Termination: Continuing Rights. The termination or expiration of this Agreement shall not affect the accrued rights and obligations of either party under this Agreement (including, without limitation, BMS's obligation to pay any amount owing to BLP under this Agreement and BLP's obligation to permit an audit of services and expenses billed to BMS); and all provisions which expressly or by implication survive this Agreement shall remain in full force and effect.

XII.9   Duties of Parties Upon Termination.

        a. Upon receipt of notice of termination from BMS for any reason, BLP shall cease work on all new Programs, unless otherwise directed in writing by BMS. BLP shall promptly submit to BMS a written report of the status of all Program Services.

        b. BLP shall continue to provide Services on existing Programs as requested by BMS up to the date of termination.

        c. If either BLP or BMS desires to terminate all or any portion of work in progress on Programs commenced before receipt of notice of termination, which Programs are scheduled to be completed before the date of termination and which Programs are not going to be cancelled, it may do so only upon the party's mutual consent and the determination of any adjustment to the Management Fee to be received by BLP for partially completed work.

        d. Upon termination or expiration of this Agreement and upon consent of third party contractors, BLP shall transfer assign and make available to BMS all of its rights in contracts, agreements, arrangements, or other transactions made with third parties for BMS's account, effective on the date of termination or on such other date as may be agreed upon by the parties. BMS shall assume all obligations and indemnify and hold BLP harmless from all liability thereunder. If any contract is nonassignable and consent to assignment is refused, or BLP cannot obtain a release from its obligations,

                BLP shall continue performance, and BMS shall meet its obligations, as to the unassigned or unreleased contracts only, as though this Agreement had not been terminated.

        e. After the later of (a) expiration of the period of notice of termination, or (b) upon completion of all projects, the parties will have the following obligations:

                i. BLP shall transfer, assign and make available to BMS by the method reasonably requested and in the form reasonably requested by BMS or BMS's representative, all BMS Confidential Information, electronic databases, property and materials in BLP's possession or control belonging to BMS.

                ii. BLP shall provide a reconciliation, to the extent not already provided, of all: (a) prepayments made by BMS to BLP; (b) invoices for all Services from BLP to BMS; and
                        (c) all payments remitted to BLP by BMS for all activities.

                iii. Within 45 days of receipt and review of items i and ii, BMS shall make final payment to BLP for any amount owed based upon and supported by item ii above unless there is a dispute related to all or a portion of the final payment, in which case the disputed portion will be handled as set forth in Article V.6.

        f. For a two (2) year period after termination, BLP shall maintain complete records relating to Services. Such records shall be made available for audit or review by BMS in accordance with
                Section XVII.1, at BMS's expense. Notwithstanding the foregoing, BLP shall maintain certain records for a longer period of time, as may be required by law or statute.

                                  ARTICLE XIII

                                 INDEMNIFICATION

XIII.1 Indemnification by BLP. BLP shall defend, indemnify and hold harmless BMS, its directors, officers, employees and agents, and any person or entity which controls any of them, from and against any and all claims, suits, actions, damages, liabilities, assessments, interest charges, penalties, costs or expenses (whether or not arising out of third-party claims and including all amounts owed by the parties in accordance with the terms of this Agreement), including reasonable attorney's fees (collectively, the "BLP Indemnified Amounts"), arising out of (a) the breach by BLP of any of its covenants or obligations under this Agreement and (b) BLP's gross negligence or willful misconduct. Notwithstanding any provision to the contrary, the BLP Indemnified Amounts shall not exceed in the aggregate the sum of all amounts paid to BLP pursuant to Article V of this Agreement. BMS hereby waives any and all rights to subrogation that any insurer of BMS may have against BLP. Indemnification under this provision shall survive termination of this Agreement.

XIII.2 Indemnification by BMS. BMS shall defend, indemnify and hold harmless BLP, its directors, officers, employees and agents, and any person or entity which controls any of them, from and against any and all claims, suits, actions, damages, liabilities, assessments, interest charges, penalties, costs or expenses (whether or not arising out of third-party claims and including all amounts owed by the parties in accordance with the terms of this Agreement), including reasonable attorney's fees (collectively, the "BMS Indemnified Amounts"), arising out of (a) the breach by BMS of any of its covenants or obligations under this agreement; (b) BMS's gross negligence and willful misconduct; (c) BMS's failure to pay the Pass-Through Expenses in accordance with Article V.2;
        (d) the manufacture, distribution, use, or sale of any products by BMS or any product liability claim relating to Products presented at a Meeting; and (e) statements or omissions, made or omitted, as the case may be, at a Meeting. BLP hereby waives any and all rights to subrogation that any insurer of BLP may have against BMS. Indemnification under this provision shall survive termination of this Agreement.

XIII.3 Indemnification Procedures. A person or entity (the "Indemnitee") which intends to claim indemnification under this Article shall promptly notify the other party (the "Indemnitor") in writing of any action, claim or liability in respect of which the Indemnitee intends to claim such indemnification. Indemnitor shall diligently defend any such third-party action, claim or liability. Subject to Indemnitor's agreement to hold the Indemnitee harmless therefor and Indemnitor's compliance with its indemnification obligations, the Indemnitee shall:
        (a) at the Indemnitor's expense, cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this Agreement; and (b) permit the Indemnitor to settle any such action, claim or liability and agrees to the control of such settlement by the Indemnitor (provided that such settlement does not adversely affect the Indemnitee's rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein). No action, claim or liability which does adversely affect the Indemnitees rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein shall be settled without the prior written consent of the Indemnitee and the Indemnitor. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense; provided, however, that if the named parties to the action or proceeding include both the Indemnitor and the Indemnitee and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the Indemnitee shall be paid by the Indemnitor.

                                   ARTICLE XIV

                               DISPUTE RESOLUTION

XIV.1 If a dispute arises between the parties relating to this Agreement, the parties agree to use the following procedure prior to either party pursuing other available remedies:

XIV.2 A meeting shall be held within thirty (30) days, either in person or by telephone, between the parties, attended by the BMS relationship manager as outlined in Schedule 10 and BLP at the level of Vice President or above with decision making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.

XIV.3 If, within 60 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they will jointly appoint a mutually acceptable neutral person not affiliated with either of the parties (the "neutral"), seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 90 days from the initial meeting. The fees of the neutral shall be shared equally by the parties.

XIV.4 In consultation with the neutral, the parties will select or devise an alternative dispute resolution procedure (ADR) by which they will attempt to resolve the dispute, and a time and place for the ADR to be held, with the neutral making the decision as to the procedure, and/or place and time, (but unless circumstances require otherwise, not later than 60 days after the selection of the neutral) if parties have been unable to agree on any such matters within 30 days after initial consultation with the neutral.

XIV.5 The parties agree to participate in good faith in the ADR to its conclusion as designated by the neutral. If the parties are not successful in resolving the dispute through the ADR, then the parties agree that the dispute shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The arbitrators shall have no authority to award any punitive or exemplary damages and may interpret or construe but shall not vary or ignore the terms of this Agreement and shall be bound to follow controlling law.

                                   ARTICLE XV

                                    REMEDIES

XV.1 Exclusive Remedy. With the exception of the parties' right to seek injunctive relief in the circumstances set forth in Article XI, the rights and remedies of each party hereto arising by reason of the breach or default in any covenant or obligation under this Agreement shall be limited to those set forth in Article XV of this Agreement.

                                   ARTICLE XVI

                                  MISCELLANEOUS

XVI.1 Audit. Upon reasonable notice and at reasonable times, BMS shall have the right to audit and examine all papers, data, information, reports, records, receipts, contracts, documents, correspondence, copybooks, time sheets, account records and other materials and sources of information, in the possession of BLP, which relate to the Program Services being performed hereunder. This right may be exercised by any employee, agent, representative, attorney or accountant authorized by BMS. The expense of such audit or examination shall be borne by BMS.

XVI.2 No Waiver. No failure or delay on the part of either party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No waiver of any provision hereof shall be effective unless the same shall be in writing and signed by the party giving such waiver.

XVI.3 Headings. Article headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

XVI.4 Governing Law. This Agreement shall be construed and the respective rights of the parties hereto shall be determined in accordance with the substantive laws of the State of New Jersey notwithstanding the provisions governing conflict of laws to the contrary.

XVI.5 Severability. If any provisions of this Agreement or any other document delivered under this Agreement is prohibited or unenforceable in any jurisdiction, it shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor render unenforceable such provision in any other jurisdiction. In the event any provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the parties hereto shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes hereof.

XVI.6 Entire Agreement: Modification. This Agreement contains the entire agreement between the parties in respect of the subject matter hereof and supersedes and cancels all previous and contemporaneous agreements, negotiations, contracts and writings between the parties hereto in respect of the subject matter hereof and may not be changed or modified in any matter or released, discharged, abandoned or otherwise terminated unless in writing and signed by the duly authorized officers or representatives of each of the parties.

XVI.7 Notices. Any notice or request permitted to be given in connection with this Agreement shall be deemed to have been sufficiently given if sent by pre-paid registered or certified mail or confirmed facsimile transmission to the intended recipient at the address or number set forth below or such other address or number as may have been furnished in writing by the intended recipient to the sender. The effective date on which notice shall be deemed to have been given shall be three business days following the date of mailing for all notices sent by mail, and the date of transmission for all notices sent by facsimile, provided the sender shall have received confirmation that the facsimile was received at the number specified by the intended recipient.

                If to BMS, to:

                        Bristol-Myers Squibb Company
                        777 Scudders Mill Road
                        Plainsboro, NJ 08536
                        Fax No.: Attention: BMS Relationship Manager

                        Bristol-Myers Squibb Company
                        100 Nassau Park Boulevard
                        Princeton, NJ 08540
                        Fax No.: (609) 419-7854
                        Attention: Legal Department
                        Attention: Category Leader, Medical Education

                If to BLP, to:

                        Boron, LePore & Associates, Inc.
                        17-17 Route 208 North
                        Fair Lawn, NJ 07410
                        Fax No.: (201) 703-8616
                        Attention: President

XVI.8 Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which together shall constitute one and the same document.

XVI.9 Assignment. This Agreement may not be assigned or transferred by a party hereto without the prior written consent of the other party hereto except that this Agreement may be assigned by a party hereto, in whole or in part, to a subsidiary of such party hereto if such assignment does not materially or adversely affect the rights or obligations of either party to this Agreement; or to a successor in interest to all or substantially all of the assets of such party with the consent of the other, which shall not be unreasonably withheld.

XVI.10 Force Majeure. Failure of either party hereto to fulfill or perform its obligations under this Agreement shall not subject such party to any liability if such failure is caused or occasioned by acts of God, acts of the public enemy, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor disputes (which strikes or disputes need not be settled), compliance with any order, regulation, or request of government, or by any other event or circumstance of like or different character to the foregoing beyond the reasonable control and without the fault or negligence of such party (a "Force Majeure Event"), provided such party uses reasonable efforts to remove such Force Majeure Event and gives the other party prompt notice of the existence of such Force Majeure Event.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date noted below.


Bristol-Myers Squibb Conpany         Boron, LePore & Associates, Inc.

By: /s/ [ILLEGIBLE]                  By: /s/ Patrick G. LePore
    ----------------------------         ---------------------------------------
Name: [ILLEGIBLE]                    Name: Patrick G. LePore
      --------------------------           -------------------------------------
Title: Pres., U.S. Primary Care      Title: Chairman and Chief Executive Officer
       -------------------------            ------------------------------------
Date: 12/8/00                        Date: 12-7-00
      --------------------------           -------------------------------------


By: /s/ Thomas McKenna
    ----------------------------
Name: Thomas McKenna
      --------------------------
Title: Sr. Vice President
       -------------------------
Date: 12/8/00
      --------------------------


By: /s/ David Brienca
    ----------------------------
Name: David Brienca
      --------------------------
Title: VP - Finance
       -------------------------
Date: 12/4/00
      --------------------------


By: /s/ Richard J. Lane
    ----------------------------
Name: Richard J. Lane
      --------------------------
Title: President, WWMG
       -------------------------
Date: 12/12/00
      --------------------------

                                  SCHEDULE 1
                                  ----------

                               Program Services
                               ----------------

The parties recognize that BLP designed its operating structure and system of services based on an assumption of a planning period for each Event Type as outlined in the Scorecard in Exhibit 3. BMS understands and agrees that some performance standards may vary if less than the planning period in the Scorecard is given by the BMS Requestor. BLP will work in good faith to provide quality services in a timely fashion for Programs initiated by BMS with less than the planning period allowed.

From time to time, BMS may change the activities BLP performs with regards to a specific event type, without a material impact on the workload specified. In such instances, BMS will inform BLP of such changes in writing and receive approval from the appropriate BLP contact. Schedule 1, if necessary, will then be revised to reflect the new activities.

For the purposes of this Schedule 1 only, the word "send" is intended to mean that any document, notice or form will leave BLP's facility within the period of time set forth in the respective section.

The quality of BLP services will be measured utilizing the Scorecard in
Exhibit 3. The Scorecard may be supplemented by other measures of performance (for example, satisfaction surveys of field, etc.) from time to time. These performance measures, their measurement methodology, and the results obtained will be shared with BLP in a timely manner. BLP will also receive a copy of the notice used in distribution of any survey that relates to any of its services, prior to its distribution.

BLP will ensure RSA supported phone service is available to BMS Field Requestor as follows:

                                     [***]

BLP will provide Program Services for the following categories and types of
Programs:

I.   Consulting Programs as defined below:

     Consultant Programs encompass those in which bonafide services are provided to BMS. A BMS Consulting Agreement must be signed, and generally the services must be provided in advance of any payment to a consultant health care professional. Consultant programs are attended by a selected group of physicians to exchange information and experiences and to provide BMS input on specific topics or issues. These meetings are organized and conducted by BMS and can be on an ad hoc or ongoing basis.

                                     [***]

     --------------------------------
     [***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

          In order for the program to be classified as a Consulting Program, the attendees must provide bonafide services to the company. [***]

          [***] Programs may involve air travel or overnight accommodations for speakers (which are arranged through this contract). If attendees have air travel or accommodations these must be submitted under a separate proposal under the terms of the Medical Education Umbrella Agreement.

                                     [***]

II.  Independent Medical Education Programs as defined below.

     Independent Programs are educational programs sponsored by a professional medical organization, institution, or a medical school, and era supported by a grant. These programs typically carry Continuing Medical Education
     (CME) credits provided by the sponsor of the program. The sponsors independently develop and control the content of the programs and are accredited by the Accreditation Council on Continuing Medical Education (ACCME) to provide medical education for physicians. Similar organizations accredit programs for other health care professionals. BMS supports such programs through grants and logistical support. The manager for the BMS Requestor is responsible for certifying that the program complies with the BMS Goodwill Policy.

     Independent Medical Education Programs include the following program types

                                     [***]

III.  Promotional Programs as defined below:

     Promotional Programs are programs in which BMS develops and controls the content of the program, speaker selection, and invitation process. These programs do not provide providers with CME credits and are not associated with a CME provider. These programs are frequently provided in the context of a dinner or some minor entertainment component and include a speaker from a BMS visiting faculty. They include the following program types:

                                     [***]



------------------------------------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

Program Approval Requirements:

I.   Grants

     Any Grant with a value of [***] requires approval from BMS Management via the Med Ed Approver prior to proceeding with the Grant request.


     Any Grant with a value in excess of [***] must be submitted by the BMS Requestor with a Program Request form and a letter on letterhead from the requesting institution to the BLP RSA for routing to the appropriate BMS contact in Schedule 10 for submission through the internal BMS Grant approval process. Once approved internally, the BMS contact will notify BLP and send copies of the approval forms and grant agreement to the BLP RSA.

II.  Programs

                                     [***]

     If Med Ed Approver is offline, the appropriate contact in Schedule 10 agrees to notify BLP immediately and provide an estimate as to when the system will be once again available.

                                     [***]

For Program Types not listed above, BLP either must obtain written approval from the BMS Sourcing Contact and Relationship Manager as to the Event Type classification, or the BMS Relationship Manager and Sourcing Contact must notify in writing BLP of any program new types and proposed Event Type classification. BMS would need to supply business rules and a description of services required. If a new Event Type classification is deemed necessary, BLP and BMS will negotiate a new price for this Event Type.

The Service Specification for each Event Type is as follows:

                                     [***] (The following 16 pages have been
                                            omitted)



------------------------------------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

     D.   GRANTS FOR GRAND ROUNDS (AS APPLICABLE)

          Grand Rounds involve both setting up a Program and as the case may be issuing a grant.

          Where Program Set-Up is requested by the BMS Requestor and Sponsoring Institution, BLP is to follow the Program Set-Up activities described in III.A and III.B, as aforementioned in III.C. The following additional activities are required to issue grant associated with a Grand Round:

                                     [***](The following 1 1/2 pages have been
                                           omitted)

IV.  PROGRAM CANCELLATION SERVICES POLICY

     For programs that are cancelled, BLP is to

                                     [***]

     B. Make all attempts to transfer deposits and services not utilized due to cancellations to other programs. If such deposits are non-transferable, BLP to expense as passthroughs as outlined in Article V.4

                                     [***](The following 2 1/2 pages have been
                                           omitted)



------------------------------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

                                  SCHEDULE 2

                               OPTIONAL SERVICES
                               -----------------

A.   Physician Follow up [***]

     1. Call RSVPed physicians [***] prior to program to remind them of the program.

     2.   Provide follow up letters to RSVPed physicians after the program.

          a.   Thank you for attending.

          b.   Sorry you could not attend,

B.   Telemarketing (Invitation augmentation) [***]

                                     [***]

C.   Ad hoc Reports

     1. BMS will have an account with a [***] limit on which to draw each month for ad hoc reports programming. BLP must submit to BMS a proposal regarding the cost of such ad hoc report(s) for approval or rejection by both of the BMS to the BMS appropriate contact as determined in Schedule 10. [***]

     2. Ad hoc report programming, in excess of the [***] limit within each calendar month, will be covered under a separate pricing methodology to be discussed and agreed upon by both parties.

D. BLP will charge a fee for invitations over [***] per program limit [***]. Invitations would need to be ordered in increments of [***]. These charges would be charged as an optional cost against the program.

                                     [***]





--------------------------------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

                                  SCHEDULE 3
                            PROGRAM REPORT SERVICES
                            -----------------------

A. BLP agrees to generate and provide monthly financial reports to BMS in the following format unless otherwise amended:

     1. District Report (delivered on or about the 15th of each month to BMS Designee via two day air):

          a.   District 12 Month Product Summary Report by product as specified.

          b. District 12 Month Program Detail Report by POD (by product and chronological event).

          c.   Roster Return Report - District Level

     2. Region Reports (delivered on or about the 15th of each month to BMS Designee via two day air):

          a.   Region 12 Month Product Summary Report by product as specified.

          b. Region 12 Month Program Detail Report (by product and chronological event).

          c.   District 12 Month Product Summary Reports.

          d.   District 12 Month Program Detail Report.

          e.   Roster Return Report - Region Level

     3. Area Reports/Sr. Director Reports (delivered on or about the 15th of each month to BMS Designee via overnight mail):

          a.   Area 12 Month Product Summary Report.

          b. Area 12 Month Program Detail Report (Area generated programs only).

          c.   Region 12 Month Product Summary Reports.

          d.   Roster Return Report - Area Level

          e.   Lead-time Report-Area Level

     4. National Report (Sales Force Administration and U.S. Pharmaceutical Group Finance):

          a.   National 12 Month Product Summary Report.

          b. National 12 Month Business Unit Product Summary Report (by group- Area, Specialty VP, IHS, MHC)

          c.   Area/Specialty VP 12 Month Product Summary Reports.

          d.   Region 12 Month Product Summary Report.

          e.   Roster Return Report - National Level

          f  Lead-time Report - National Level

          g.   Projected Expanses Report - National Level for CV/Met, NID and
               MHC

     5. BLP will provide MHC and IHS. These reports will be delivered by two day air on or around the 15th of each month as follows:

          a.   National Report (Managed Health Care).

          b.   Area Reports - BMS Designee (both MHC and IHS).

          c.   AE/AD reports - to each individual AE/AD/IHS manager.

B. BLP agrees to provide BMS an electronic data feed on programs open and closed two (2) times each month as per an agreed upon format provided to BLP by BMS Finance and Automation Department (NETS Feed). The electronic information transmitted on the last business day of the month will be the information used to create the monthly financial reports outlined in Section A of this Schedule.

C. BLP agrees to provide a tracking service for Managed Health Care tracking support to BMS specified Strategic National Customers. BLP will develop a process with the RSAs to determine the customer who is receiving the support from the AE/AD/IHS representative. BLP agrees to develop a special report that will be provided to BMS finance an a monthly basis.

D. BLP is responsible for tracking and reporting all tax identification information to IRS (1099) with respect to medical education grant program payments and honorarium payments made through BLP for BMS.

E. BLP will provide a monthly accounting for all activity (program detail and financial information) on monthly reports (hard copy) as per section outlining reports, and electronically through the NETS system and bill BMS upon completion of engagement.

F. BLP will provide a monthly Quality Assurance Report on a monthly basis quantifying and categorizing calls to the Quality Assurance line.

G. Monthly Reports of activity related to two key program types for NID - District Advisory Boards and Visiting Faculty/Peer to Peer meetings.
     These reports should contain the following data elements: area, month, time period, number of committed programs, number of cancelled programs, number of rosters received, budgeted cost, actual cost, and reported attendance. Report to be emailed within 15 business days after the end of a calendar month in an electronic format to the BMS Key Vendor Contact for NID.

H. Detail of all special projects tracked separately subject to a standard reports template developed by BLP (eg. territory number, program type, budget, program date, number of reported attendees, and program topic).

I. Scorecard Reports on Program Performance as outlined in Schedule 11. The format for these reports will be agreed upon by the BLP and BMS Relationship Managers and approved by the Strategic Review Board.

                                  SCHEDULE 4

                                 DATA SERVICES
                                 -------------

Each of the parties agrees to perform the respective Data Services as set forth below:

A.   BLP Responsibilities
     --------------------
     1. BLP will establish and maintain all necessary technology to support BMS data requirements related to Programs, including but not limited to:

          a. Data file formats are to be compatible with BMS file format requirements.
          b.   Dedicated server to support BMS.
          c.   Connectivity to BMS databases.
          d. Dedicated personnel, including a technical systems support administrator, and any additional technical resources as needed.

     2. No less than once per calendar month, BLP will collect, maintain and transfer data in a format compatible with BMS systems, including but not limited to:

          a. Event data (including, without limitation, data on product, rep, territory, speaker, venue, Pass-Through Expense and variable Management Fee, Program Type, Event Type, status (complete, cancelled, postponed, etc.) and by engagement number
          b. Event attendance data (including, without limitation, physician data by engagement number).
          c.   Engagement number program listing.
          d. "Physician profile" data updates (e.g., changes in address, phone numbers).
          e. Event expense data for Pass-Throughs are to be broken out by major category - food & beverage cost, honoraria, grants, speaker air, ground, and hotel costs, entertainment, miscellaneous
               (i.e. AV costs, etc.) for each individual engagement number and made accessible to BMS via LAMPS and/or other applicable scheduling or reporting system. BLP to ensure compliance by end of 1st Quarter 2001.

B.  BMS Responsibilities
    --------------------
     1. BMS shall provide the following data, at the respective frequency shown below:

          a. Prescriber data/demographics - on or about the 15th business day of each month
          b. Call list; Physician name and location - on or about the 15th business day of each month
          c. Prescriber ranking - on or about the 15th business day of each month
          d.   BMS representative roster - monthly
          e.   Event forecasts as outlined in Schedule 8.

                                  SCHEDULE 5

                                 BMS PRODUCTS
                                 ------------

BLP will provide Services for sales forces promoting all present and any new products within the BMS U.S. Primary Care, excluding BMS Oncology and Immunology (BMSOI) products.

                                   SCHEDULE 6

                                  COMPENSATION
                                  ------------

I.  Management Fee

     In consideration for the performance of the Program Services, BMS shall pay BLP a Management Fee in accordance with the following terms:

     A. A fixed fee of [***] to cover fixed costs outlined in Exhibit 2 to be paid in equal installments [***] each month from January, 31 2001, to December 31, 2001. The total of such fixed costs will not vary in year 2001 unless impacted by a change in the Scope of Program Services defined in Schedule 1 through the written invoking of Article II.C.

     B.   A variable fee shall be paid to BLP, in the following manner:

          1. Commencing on January 31, 2001 and through to June 30, 2001, BLP will bill BMS for [***] programs for each of these months, regardless of whether these programs are completed or not. [***]

          2. On June 30 2001, should BLP have completed in excess of the [***] programs per month between January 31, 2001 and June 30, 2001, BLP shall bill BMS for the excess events in accordance with the Fee per Event Type outlined in Schedule 6.D for 2001.

          3. Commencing on July 31, 2001 and through to September 30, 2001, BLP shall bill BMS for [***] programs for each of these months, regardless of whether these programs are completed or not. The amount to be paid for these events will based on the Fee for Event Type, as defined in Schedule 1, and as listed to Schedule 6.D for 2001.

          4. On September 30, 2001, should BLP have completed in excess of the [***] programs per month between July 1, 2001 and September 30, 2001, BLP shall bill BMS for the excess events in accordance with the Fee per Event Type outlined in Schedule 6.D for 2001.

          5. Commencing on October 31, 2001 and through to December 31,2001, BLP shall bill BMS for [***] programs for each of these months, regardless of whether these programs are completed or not. The amount to be paid for these events will based on the Fee for Event Type, as defined in Schedule 1, and as listed in
               Schedule 6.D for 2001.

-------------------------------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

          6. On December 31, 2001, should BLP have completed in excess of the [***] programs per month between October 1, 2001 and December 31, 2001, BLP shall bill BMS For the excess events in accordance with the Fee per Event Type outlined in Schedule 6.D for 2001.

     C. Notwithstanding the foregoing, the Management Fee applicable to the final month of the term of this Agreement shall be withheld by BMS until BLP has satisfied its obligations under Article XIII.

                                     [***]

          In addition, BLP agrees to perform an annual reconciliation on the event mix and refund any over payment to BMS should actual cumulative Event Mix at year-end, be within the event mix guarantee.

     E. The method of payment is by electronic transfer to the BLP hank account. Electronic transfer instructions are as follows:

          Bank Name:  Fleet Bank
                      208 Harrison Road
                      Glen Rock, NJ

          Routing No: [***]
          Credit Boron LePore Account No:  [***]
          BLP Accounts Receivable Phone:  [***]

          In the event any payment is made by check, payment should be mailed to Boron LePore:

          Boron, LePore & Associates, Inc.
          P.O. Box 31193
          Hartford, CN 06150

II.  PASS-THROUGH EXPENSES

     A.   Completed Programs

          1. For the purposes of this Agreement, "Completed Program" shall mean any Program:

               a.   which started and ended in the previous calendar month; and

               b.   for which BLP has actually paid expenses (eg: honoraria);
                    and/or

----------------------------------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

               c. for which BLP is in receipt of third party invoices, dated prior to the 25th of the current calendar month, for expenses related to the previous month's Program.

     B. BLP will summarize all Pass-Through Expenses related to Completed Programs through the previous month for which it is seeking reimbursement, and document the expenses in the following method:

                                     [***]


     3. The invoice above must include the service order number for Pass-Through expenditures which will be provided by the appropriate BMS contact in Schedule 10 and must be mailed to the following address:

               Bristol-Myers Squibb Company
               Accounts Payable Department
               CN 5303
               Princeton, NJ 08543

     4. A duplicate of the summary invoice defined above and an Excel based data file to support the above must be sent to the appropriate BMS contact, in addition to Accounts Payable. The Excel file should be sent to the appropriate BMS contact only, NOT to Accounts Payable. The Excel file will report all Pass-Through Expenses related to Completed Programs from the prior month in the following hierarchical format (as on the invoice):

                                     [***]

     5. Both the duplicate invoice and Excel file will be sent to the attention of each of the appropriate BMS contact as outlined in
          Schedule 10 via email or two (2) day mail delivery at the same time that the invoice is sent to the BMS Accounts Payable department.



------------------------------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

III.  OPTIONAL SERVICES

     BLP shall invoice BMS [***] for any Optional Services as described in
     Schedule 2 performed in the prior month related to a Completed Program in the same manner set forth for Pass-Through Expenses in Section 2 of this Schedule. Any Optional Services which are covered under a Project Order Schedule D of the national umbrella agreement will be invoiced subject to the terms and conditions of the national umbrella agreement.

IV.  INVOICE CODING -

     BLP to code invoices in compliance with direction from the appropriate BMS contact as outlined in Schedule 10.



------------------------------------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

 BORON, LEPORE & ASSOCIATES, INC. SIGNS DEFINITIVE AGREEMENT WITH BRISTOL-MYERS
         SQUIBB TO PROVIDE FIELD FORCE LOGISTICS SERVICES THROUGH 2003

FAIR LAWN, New Jersey, December 11, 2000 -- Boron, LePore & Associates, Inc. (Nasdaq: BLPG) today announced that it has a definitive agreement with Bristol-Myers Squibb Co. (NYSE: BMY) for a three-year renewal of its field force logistics contract. Under the terms of the agreement, Boron LePore will continue to provide meeting planning, event coordination, and other support services for Bristol-Myers Squibb's United States sales force through 2003.

     The current contract, which is due to expire at the end of 2001, is to be replaced with a new three year agreement running through 2003. As in the past, the renewed contract provides for a fixed management fee component and a fee-for-service component, which is dependent upon the level of services provided. Financial terms were not disclosed.

     Mr. Patrick G. LePore, Chairman and Chief Executive Officer of Boron, LePore & Associates, Inc. commented, "We are extremely pleased that Bristol-Myers Squibb views Boron LePore as a valued service provider. This agreement, which replaces the current two-year contract with a new three-year contract, demonstrates that our field force logistics business had added value and efficiencies for Bristol-Myers Squibb."

     Boron, LePore & Associates, Inc. provides an integrated array of sales, promotional and medical education services to the pharmaceutical industry. Founded in 1981, the Company has become a leading provider of strategic medical communications programs offering a variety of customized educational and promotional services including: peer-to-pear meetings; continuing medical educational programs; editorial services; and symposia; as well as outsource sales and marketing services.

    Certain statements contained in this press release, including statements regarding the anticipated development of the Company's business, the intent, belief or current expectations of the Company, its directors or its officers, primarily with respect to the provision of field force logistics services, the level of services provided thereunder, the value and efficiencies realized by Bristol-Myers Squibb and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, risks associated with negotiation and execution of a definitive agreement on mutually acceptable terms consistent with the letter of intent, and those risks and uncertainties contained under the headings "Risk Factors" in the Company's Form 10-K for the year ended December 31, 1999 and an page 6 of the Company's Registration Statement on Form S-I as amended, as filed with the Securities and Exchange Commission.

                                  SCHEDULE 8

                      BORON LEPORE BMS DEDICATED STAFFING
                      -----------------------------------

1. BLP agrees to maintain the appropriate full time dedicated staffing level to support the execution of Field Med Ed Programs Services in accordance with the level of service specified in the Scorecard in Schedule 11. The distribution of RSAs will be subject to an agreement between BLP and BMS.

2. In the event that BLP wants to utilize any of the above dedicated individuals for a BMS activity under a separate agreement, BLP must obtain approval from the Relationship Manager and the Sourcing Contacts prior to said work being performed.

3. To assist BLP in maintaining the appropriate staffing levels, BMS agrees to provide the appropriate BLP contact as defined in Schedule 10 an annual rolling forecast of events on the first day of each quarter. The first six months (1-180 days) will be split by Event Type. The remaining six months (181-360 days) not to be split by Event Type. In an event of a substantive change to the forecast provided in any particular quarter, BMS agrees to inform BLP immediately upon authorization.

                                  SCHEDULE 9

                               COST SAVINGS PLAN
                               -----------------

BLP agrees to provide BMS with the actual headcount and total Salaries and Wages in the format of Exhibit 1 for each calendar quarter of the agreement.
The quarterly reports should be sent via e-mail to each of the appropriate BMS Contacts on or before the 45th day following the end of each calendar quarter.

BLP also agrees to provide BMS with a breakdown of fixed costs by category annually as outlined in Exhibit 2.

                                  SCHEDULE 10

                             BMS AND BLP CONTACTS

BMS and BLP to jointly develop a grid to include the appropriate contacts and governance structure for this agreement.

Contact grid to include operational contact(s) for day to day operations and program functioning, relationship manager, sourcing contact(s), and others as identified for both BLP and BMS and is attached herein as Exhibit 4. The contact grid will be updated and transmitted by the BLP and BMS Relationship Managers as soon as a change occurs.

Governance structure to be divided into three bodies, tactical, performance, and strategic, with each body having different roles and responsibilities and to meet on a differing frequency as outlined below:

     A. Tactical - To have responsibilities for program functioning and day-to-day operations and to communicate on a weekly basis.

     B. Performance Review Board-To have responsibility to review financial status, program scorecard and issues, and Field Med Ed Process and meet on a monthly basis.

     C. Strategic Review Board - To discuss Med Ed effectiveness and issues of strategic importance impacting the Program and meet on a quarterly basis.

Individuals with the appropriate responsibilities will be named to each body. The Performance and the Strategic Review Boards will be jointly chaired by one
(1) BMS and one (1) BLP representative. The agenda for the meetings of each body will be determined jointly by the Chairs (1 from BMS and 1 from BLP) one week prior to each meeting.

The above grid and governance structure may be modified on an as needed basis by the BLP Relationship Manager and the BMS Relationship Managers' discretion. Changes to the governance structure will require approval of the Strategy Review Board.

                                  SCHEDULE 11

                               PROGRAM SCORECARD
                               -----------------

                                     [***](The following 1 page has been
                                           omitted)











----------------------------------
[***]  Omitted pursuant to a request for confidential treatment.  The omitted
material has been separately   filed with the Securities and Exchange
Commission.

Exhibit #1--Completed Example
-----------------------------

BLP Group Companies - Plainsboro Marketing Division
---------------------------------------------------

Period Ending:  June 30, 2000
-----------------------------

                                     [***](The following 1 page has been
                                           omitted)





-----------------------------------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

EXHIBIT 2--BMS CONTRACT COST STRUCTURE

Contract Year (e.g. 2001 etc) _______

Please provide the following Exhibit annually and indicate in the Column entitled Cost Applicable to Contract whether or not any spend occurred or will occur in contract year indicated

                                 COST APPLICABLE TO
                                      CONTRACT
   --------------------------
           FIXED COSTS
   --------------------------
     Payroll Expenses:         (A)                             (A) FIXED PERSONNEL                  (B) VARIABLE PERSONNEL
     Rent:
     Utilities:                                                RSA Manager                          RSAs
     Depreciation:                                             RSA Director                         Finance Bookkeepers
     Insurance                                                 Finance Manager                      Event Coordinators
   --------------------------                                  Finance Supervisor                   Associate Event Coordinators
     Variable Costs:                                           Event Coordinator Manager            Event Coordinator Team
   --------------------------                                                                       Leaders
     Payroll Expenses          (B)                             Admin. Assistants                    RSA Support
                                                               Audience Generation Supervisor       RSA Support Supervisor
     VARIABLE OVERHEADS                                        Application & DB Manager             Specialists/RSVP Reps
     Head Hunting Fees                                         Data Analysis                        Audience Generation Manager
     Relocation Costs                                          Network Administrator
     Temporary Personnel                                       General Manager
     Advertising                                               Director Operations
     Auto Expenses                                             Client Services
     Conventions & Courses                                     Client Services Supervisor
     Consulting                                                Office Manager
     Contributions
     Data Processing                                           Note:  Above position descriptions were taken from the descriptions
     Dues & Subscriptions                                             wages reconciliation
     Sales Meeting
     Travel
     Entertainment
     Equipment Rental
     Office Supplies
     Outside Services
     Recruiting
     Postage & FedEx
     Printing
     Professional Fees
     Promotion & Gifts
     Rent
     Repairs & Maintenance
     Bank Charges
     Telephone
     Utilities
     Bad Debt Expense
     Miscellaneous

(A)  FIXED PERSONNEL
   --------------------------


     RSA Managers
     RSA Director
     Finance Manager
     Finance Supervisor
     Event Coordinator Manager
     Admin. Assistants
     Audience Generation
     Supervisor
     Application & DB Manager
     Data Analysis
     Network Administrator
     General Manager
     Director Operations
     Client Services
     Client Services
     Supervisor
     Office Manager

NOTE: Above position descriptions were taken from the descriptions used on the quarterly salaries and wages reconciliation

EXHIBIT 3--SCORECARD



     [***](The following 5 pages have been omitted)





-----------------------------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

EXHIBIT 4

             ------------------------                ------------
             BRISTOL-MYERS SQUIBB                    BORON LEPORE
             ------------------------                ------------

                       COMMUNICATIONS AND REPORTING PLAN

FOCUS             FREQUENCY             REPORT(S)                                  PARTICIPANTS                    VEHICLE
------------------------------------------------------------------------------------------------------------------------------------
External:         Weekly                Action Points                     J. Nordberg              S.Bosacki       Conference Call
Tactics, Issues,                                                          T. Britt                 D.  Connors     or Video
 and Processes                                                            M. Barco                 L. Doyle        Conferencing
                                                                          N. Scaffa                Other BLP tbd   (1 hour)
------------------------------------------------------------------------------------------------------------------------------------
Internal:         Weekly                Action Points                     J. Nordberg              n/a             Meeting following
Tactics, Issues,                                                          T. Britt                                 above conference
 and Processes                                                            M. Barco                                 call (30 min)
                                                                          N. Scaffa
------------------------------------------------------------------------------------------------------------------------------------
Program           Every 2 weeks during  Scorecard with Executive          J. Nordberg              S. Bosacki      Meeting
 Performance       first quarter.       Summary                           M. Barco                 D. Connors
 Review           Monthly for           Other Performance                 N. Scaffa                L. Doyle
                   remainder of year    Measures                          A. Ugolini               Other BLP tbd
                                          -  As indicated by Scoreboard   V. Taliaferro-Jones
                                          -  Ongoing                      C. Kopf
                                        Event Volume and Budget           S. Henry
                                        Projections                       T. Britt
------------------------------------------------------------------------------------------------------------------------------------
Field Issues -    Monthly               Action Points                     J. Nordberg              S. Bosacki      Teleconference
Field Input Team                                                          M. Barco                 D. Connors
                                                                          T. Britt                 L. Doyle
                                                                          N. Scaffa                Other BLP tbd
                                                                          BMS Field Input Team
------------------------------------------------------------------------------------------------------------------------------------
Strategic         Monthly during first  Executive Report                  M. Goggans  J. Marsh     P. LePore       Presentation to
 Business Review   quarter.               -  Performance                  S. Greco    S. Henry     S. Bosacki      Executive Sales,
                  Quarterly for           -  Issues & Resolutions         A. Certo    J. Nordberg  A. Cherichella  Strategy
                   remainder of year.                                     Area VP's   N. Scaffa    Other BLP tbd   & Operations,
                                                                          C. Kopf     R. Trotta                    and MTSO Mgmt.
                                                                          T. Britt
                                                                          V. Taliaferro-Jones
                                                                          M. Barco
------------------------------------------------------------------------------------------------------------------------------------

EXHIBIT 4

                                                                             CONTACT GRID
                           ---------------------------------------------------------------------------------------------------------
                                            BRISTOL-MYERS SQUIBB                                      BORON LEPORE
                           -------------------------------------------------------  ------------------------------------------------
AREA OF RESPONSIBILITY              PRIMARY                      BACK-UP                     PRIMARY                  BACK-UP
----------------------     --------------------------  ---------------------------  --------------------------  --------------------
Program Oversight          John Nordberg and Theresa   Nancy Scaffa and Mike Barco  Steve Bosacki               1.  Dan Connors
                           Britt

Program Management         Theresa Britt               1.  John Nordberg            Laurie Ann Doyle            1.  Dan Connors
                                                       2.  Nancy Scaffa

Performance Tracking and   John Nordberg               1.  Theresa Britt            IT Services Manager         1.  Steve Hamilton
 Reporting                                             2.  Nancy Scaffa                                         2.  Ann Cummings

Contract Adherence         John Nordberg               1.  Annalisa Ugolini         Steve Bosacki               1.  Tony Cherichella
                                                       2.  Sharon Henry

Field Input, Training and  Mike Barco                  1.  John Nordberg            Don Connors                 1.  Steve Bosacki
 Compliance                                            2.  Nancy Scaffa

Program Relaunch           Mike Barco                  1.  Tim Breo                 Steve Bosacki               1.  tbd
                                                       2.  John Nordberg

Program Volume Projections Theresa Britt and           1.  Mike Barco               Tom Didia                   1.  tbd
                           John Nordberg               2.  V. Taliaferro-Jones

Budget Management and      Theresa Britt and           1.  Mike Barco               Tom Didia                   1.  Steve Bosacki
 Invoices                  John Nordberg               2.  V. Taliaferro-Jones

Issues Resolution and      Mike Barco                  1.  John Nordberg            Contact Points by Function  1.  Steve Bosacki
 Escalation

Processes and MedEd Best   Nancy Murphy-Scaffa         1.  John Nordberg            Don Connors                 1.  Steve Bosacki
 Practices                                             2.  Theresa Britt
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

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